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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Whitehall Jewellers, Inc. on Form S-8 (File no. 333-50159, 333-47601 and 333-14895) of our reports dated, February 22, 2000 on our audits of the financial statements and financial statement schedule of Whitehall Jewellers, Inc. as of January 31, 2000 and 1999, and for the years ended January 31, 2000, 1999 and 1998, which reports are included in the Whitehall Jewellers, Inc. Annual Report on Form 10-K for the fiscal year ended January 31, 2000.




/s/ PricewaterhouseCoopers LLP



Chicago, Illinois
April 28, 2000